UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SIERRA BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 25, 2005

TO THE SHAREHOLDERS OF SIERRA BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Sierra Bancorp (the “Company”) will be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 25, 2005 at 7:30 p.m., for the purpose of considering and voting upon the following matters.

1. Election of Directors. Electing the following four (4) individuals to serve as Class II directors until the 2007 annual meeting of shareholders and until their successors are elected and qualified:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

2. Transacting such other business as may properly come before the Meeting and any and all adjournments thereof.

The Bylaws of the Company provide for the nomination of directors in the following manner:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 5(a) of Article III of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Only those shareholders of record at the close of business on March 31, 2005 will be entitled to notice of and to vote at the Meeting.

DATED: April 27, 2005	By Order of the Board of Directors

L. Diane Rotondo Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

2

SIERRA BANCORP

86 North Main Street

Porterville, California 93257

(559) 782-4900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 25, 2005

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Sierra Bancorp (the “Company”) to be held at the Main Office of Bank of the Sierra (the “Bank”), 90 North Main Street, Porterville, California 93257, at 7:30 p.m., on Wednesday, May 25, 2005, and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company and the costs of such solicitation will be borne by the Company.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on approximately April 27, 2005.

The matters to be considered and voted upon at the Meeting will be:

1. Election of Directors. To elect four (4) individuals to serve as Class II directors until the 2007 annual meeting of shareholders and until their successors are elected and have qualified.

2. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the “Proxy Holders”) in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

There were 9,775,923 shares of the Company’s common stock issued and outstanding on March 31, 2005, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of March 31, 2005 for the annual meeting on any matter submitted to the vote of the shareholders. An abstention or broker non-vote will have the same effect as a vote against a director nominee and against any other matters submitted for shareholder approval. Shareholders of the Company do not have cumulative voting rights in connection with the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Management knows of no person who owned beneficially more than 5% of the outstanding Common Stock of the Company as of March 31, 2005, except for Gregory A. Childress, Robert L. Fields, James C. Holly and Morris A. Tharp, each of whom is a member of the Board of Directors (see “ELECTION OF DIRECTORS”).

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be not fewer than six (6) nor more than eleven (11) until changed by a bylaw amendment duly adopted by the vote or written consent of the Company’s shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the Company’s shareholders or by the Company’s Board of Directors. The exact number of directors is presently fixed at nine (9).

Pursuant to the terms of the Company’s Articles of Incorporation, the Board of Directors is divided into two classes, designated Classes I and II. The directors serve staggered two-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the Meeting, shareholders will be asked to elect the following four (4) Class II directors whose terms expire this year, for an additional term of two (2) years:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

Since shareholders do not have cumulative voting rights in the election of directors, the affirmative vote of a majority of the votes cast is required for the election of directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

The following table sets forth certain information as of March 31, 2005, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company’s directors and executive officers, and (iii) the directors and executive officers of the Company as a group:

Name and Offices Held with Company	Principal Occupation for the Past Five Years	Age	Term to Expire/ Director Since		Common Stock Beneficially Owned on March 31, 2005
					Number of Shares[1]		Vested Option Shares[2]	Percentage of Shares Outstanding[3]
Morris A. Tharp[4] Chairman of the Board	President and Owner, E.M. Tharp, Inc. (Truck Sales and Repair)	65	2006 2000 (1977	/ )[5]	414,480		100,000	5.21%

Albert L. Berra Director	Orthodontist/Rancher	64	2007 2000 (1977	/ )[5]	275,839		85,000	3.66%

Gregory A. Childress[4] Director	Rancher	48	2006 2000 (1994	/ )[5]	1,629,108	[6]	95,000	17.47%

Robert L. Fields[4] Director	Investor (formerly Owner, Bob Fields Jewelers)	77	2006 2000 (1982	/ )[5]	583,259		—	5.97%

James C. Holly[4] President, Chief Executive Officer and Director	President and Chief Executive Officer, Bank of the Sierra	64	2006 2000 (1977	/ )[5]	474,776	[7]	50,000	5.34%

Vincent L. Jurkovich Director	President, Porterville Concrete Pipe, Inc.	77	2007 2000 (1977	/ )[5]	147,500		89,500	2.40%

Howard H. Smith Director	Chief Executive Officer, Smith’s Enterprises (Property Management)	93	2006 2000 (1977	/ )[5]	450,000		30,034	4.90%

Robert H. Tienken Director	Retired (formerly Realtor/Farmer)	85	2007 2000 (1977	/ )[5]	183,228		79,000	2.66%

1 Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family or retirement trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or his spouse) is the sole beneficiary and has pass-through voting rights and investment power.

2 Represents option shares which are vested or will vest within 60 days of March 31, 2005 pursuant to the Company’s Stock Option Plan. (See “ – Compensation of Directors” and “ – Stock Options.”)

3 The percentages are based on the total number of shares of the Company’s Common Stock outstanding, plus, for each person or group, the number of option shares which are vested or will vest within 60 days of March 31, 2004 pursuant to the Company's Stock Option Plan. (See “ – Compensation of Directors” and “ – Stock Options.”)

4 Mr. Tharp’s address is 15243 Road 192, Porterville, California 93257; Mr. Childress’ address is 12012 Road 200, Porterville, California 93257; Mr. Fields’ address is 86 North Main Street, Porterville, California 93257; and Mr. Holly’s address is 86 North Main Street, Porterville, California 93257.

5 Year first elected or appointed a director of Bank of the Sierra.

6 Includes 3,000 shares owned by Childress, Bates, Childress, Inc. (“CBC”), a corporation of which Mr. Childress is President and a 33 1/3% shareholder; and 705,272 shares owned by CPG Ranch, a partnership of which Mr. Childress is a partner; as to all of which shares Mr. Childress has shared voting and investment power.

7 Includes 30,000 shares held by Holly Farms, L.P., a limited partnership of which Mr. Holly is a general partner, as to which shares Mr. Holly has sole voting and investment power.

(Table and footnotes continued on following page.)

Name and Offices Held with Company	Principal Occupation for the Past Five Years	Age	Term to Expire/ Director Since		Common Stock Beneficially Owned on March 31, 2005
					Number of Shares[1]	Vested Option Shares[2]	Percentage of Shares Outstanding[3]
Gordon T. Woods Director	Owner, Gordon T. Woods Construction	69	2007 2000 (1977	/ )[5]	21,386[8]	60,000	0.83%

Kenneth E. Goodwin Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer, Bank of the Sierra	62	n/a		208,190	—	2.13%

Kenneth R. Taylor Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer, Bank of the Sierra[9]	45	n/a		4,000	11,000	0.15%

James F. Gardunio Senior Vice President and Chief Credit Officer	Senior Vice President and Chief Credit Officer, Bank of the Sierra[10]	54	n/a		0	0	n/a

Directors and Executive Officers as a Group (12 persons)					4,391,766	599,534	48.11%

Board Committees and Other Corporate Governance Matters

The Board of Directors believes that it is important to encourage the highest level of corporate ethics and responsibility and has fully implemented the recent corporate governance requirements of Nasdaq and the Securities and Exchange Commission (the “SEC”). Among other things, the Board has adopted a Code of Ethics which applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, the Company has established procedures for (i) receiving, retaining and addressing complaints received regarding accounting, internal accounting controls or auditing matters; (ii) allowing employees to anonymously report any problems they may detect with respect to such matters; and (iii) reporting any suspected violations of the Code or of law. The Code of Ethics also prohibits the Company from retaliating against any director, executive officer or employee who makes a good faith

(Certain footnotes appear on previous page.)

8 Does not include 134,598 shares held by Filinco, Ltd., as to which shares Mr. Woods’ spouse and daughters have sole voting and investment power and as to which Mr. Woods disclaims beneficial ownership.

9 Mr. Taylor was appointed Senior Vice President/Chief Financial Officer on October 9, 2001. Previously, he served as Senior Vice President/Chief Financial Officer for Tokai Bank of California in Los Angeles (“Tokai”) from June 2000 to July 2001; and in various other capacities at Tokai from 1986 through June 2000.

10 Mr. Gardunio was appointed Senior Vice President and Chief Credit Officer on February 7, 2005. Previously, he served as First Vice President at Community Bank of Central California in Salinas, California since August 2002; and as owner/president of Golden Venture Financial Services, Inc. in Pasadena, California from April 2000 to August 2002.

report of a suspected violation of the Code or of law (even if the report is mistaken), or against anyone who assists in the investigation of a reported violation.

Director Independence. The overwhelming majority of the members of the Board have historically been independent, and the Audit and Compensation Committees are comprised solely of independent directors in accordance with applicable SEC and Nasdaq rule requirements (with one limited exception as allowed by the Nasdaq rules – see “ – Audit Committee” below). The Board has determined that a majority of the current directors are “independent” as that term is defined by applicable Nasdaq rules. Specifically, the Board has determined that all of the Company’s directors other than the President and Chief Executive Officer and the former Corporate Secretary are independent directors.

Audit Committee. The Company has, among others, a standing Audit, Compliance and CRA Committee (the “Audit Committee”), of which directors Berra (Chairman), Childress, Jurkovich, Tharp, Tienken and Woods are members. During the fiscal year ended December 31, 2004, the Audit Committee held a total of twelve (12) meetings. The purpose of this committee, with respect to its audit duties, is to meet with the outside auditors of the Company in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders, employees and depositors of the Company. It is also the responsibility of the Audit Committee to select the Company’s independent accountants and to make certain that the independent accountants have the necessary freedom and independence to freely examine all company records. Further, the Audit Committee pre-approves all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimis exceptions.

Each year the committee reviews the risk management assessment of the Company’s branches, credit centers and operating units and assigns priorities for the year to have independent reviews conducted by loan, operational, information systems and compliance teams hired by the committee. The committee meets with such independent review consultants on at least an annual basis and approves the contractual basis of each engagement letter and arrangement under consideration. Further, as part of its regular monthly meeting schedule, the committee meets on a quarterly basis to review the Company’s Form 10-Q prior to such Form being filed with the SEC. Also, the committee meets with the accounting audit partner in charge of the engagement, who presents the audited consolidated financial reports to the committee upon completion of the annual engagement. The committee receives and reviews management letters and all reports of external independent firms which have been contracted to perform agreed upon procedures for the benefit of the Company and the Committee. Additionally, the committee receives and reviews all Reports of Examination prepared by regulators regarding safety and soundness, compliance, or other examinations performed by such agencies. As part of its responsibilities, the committee also receives, reviews and approves any and all management initiated responses to engagements conducted by independent consultant firms or regulatory agencies, prior to their dispersal to the appropriate reviewing agent.

The Audit Committee Charter, a copy of which was attached as an appendix to the Company’s Proxy Statement for the 2003 Annual Meeting of Shareholders, requires that the Audit Committee be comprised of at least three directors meeting certain requirements. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership. Further, each member of the Audit Committee, with the exception of the Company’s former Corporate Secretary, is “independent” as defined by the rules of Nasdaq. Under those rules, as implemented by Nasdaq’s current interpretations and policies, a corporate secretary is technically considered to be an officer, and therefore an employee, of the company in question and therefore not “independent” even if that individual meets every other test of independence. The Company’s former Corporate Secretary, Mr. Tienken, has no relationship with the Company other than as a shareholder, a director and former Corporate Secretary. He has never been an actual employee of the Company and meets every other independence test of the Nasdaq rules.

The Board of Directors has determined that in this case the best interests of the Company and its shareholders require that Mr. Tienken serve as a member of the Audit Committee, notwithstanding the fact he is not technically considered “independent” according to the rules of Nasdaq. Accordingly, the Board has taken advantage of a limited exemption available under the Nasdaq rules to allow him to serve on the Audit Committee under these circumstances. The Board believes that Mr. Tienken has historically been and will continue to be a valuable member of the Audit Committee due to his longtime directorial experience with the Company and managerial experience with other companies, and further believes that his service as Corporate Secretary until July 2002 in no way affects his independence from Management or his ability to properly discharge his duties as a member of the Audit Committee.

Each Audit Committee member also meets Nasdaq’s financial knowledge requirements and has substantial experience as the chief executive officer or equivalent of his respective business or profession. Collectively, the members have approximately 21 years of service on the Audit Committee of Sierra Bancorp and over 100 years of service on the Audit Committee of Bank of the Sierra. In addition, at least one member of the Audit Committee has the requisite financial sophistication required under the rules of Nasdaq for one such member. While the Board believes that each member of the Audit Committee is highly qualified to discharge his duties, the Board has not designated any particular member of the Audit Committee as an “audit committee financial expert” under the SEC’s rules.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004. The committee has discussed with the Company’s independent auditors, which are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm’s independence from management and the Company. In considering the independence of the Company’s independent auditors, the committee took into consideration the amount and nature of the fees paid the firm for non-audit services, as described on page 15 below.

During the year 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Company retained the services of Crowe Chizek and Company, LLC, certified public accountants, and also utilized the services of Unicon, the Company’s internal auditing firm, to assist in its compliance with Section 404. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2004 filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm prepared by the Company’s independent accountants, Vavrinek, Trine, Day & Co., LLP, included in the same Form 10-K as amended. This report related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

In reliance on the review and discussions described above, the committee recommends to the Board of Directors that the year-end audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Submitted by:
Albert L. Berra, Chairman
Gregory A. Childress		Morris A. Tharp
Vincent L. Jurkovich		Robert H. Tienken
Gordon T. Woods

Compensation Committee. While the Board has no standing “compensation” committee, it has a Human Resources Committee of which directors Berra (Chairman), Childress, Fields, Smith and Woods are members, which met four (4) times during 2004. The primary functions of this committee are to (i) to consider and make recommendations to the Board of Directors concerning the Company’s incentive compensation plans and equity-based plans in which directors and executive officers may be participants; (ii) annually review and make recommendations to the Board concerning the compensation arrangements for all executive officers; (iii) assess the desirability of, and make recommendations to the Board with respect to, any proposed new incentive compensation plans and equity-based plans and changes to existing plans; (iv) review and make recommendations to the Board concerning any employment agreements, salary continuation agreements or other contractual arrangements with any officers; (v) review and administer the non-audit-related portions of the Company’s Code of Ethics; and (vi) annually review group health insurance and workers compensation insurance, and make recommendations to the Board with regard to carriers and potential changes in coverage.

Board and Committee Meeting Attendance. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held a total of thirteen (13) meetings. Each director attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by all committees of the Board on which such director served during 2004.

Director Nominations and Qualifications. The Company does not have a standing Nominating Committee, as the Board of Directors is composed almost entirely of independent directors, and is sufficiently small as to make action by committee unnecessary for purposes of managing nominations. It is the policy of the Board of Directors that all members of the Board of Directors participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors and the determination and evaluation of potential candidates for nomination as director.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board of Directors does not have a separate charter concerning the director nomination process, but has adopted the following policies and procedures concerning this process by Board resolution:

Prior to making any decisions concerning the nomination of directors for each year’s annual meeting, the Board shall (i) evaluate the performance, attendance records of, and any loans or other transactions between the Company or the Bank and each of the current Board members proposed for reelection, and on that basis consider the appropriateness of such members standing for reelection; (ii) review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a directors of the Company; (iii) consider the need to augment Board for any specific purpose; (iv) review and consider any additional requests from outside parties to serve as directors; (v) if a new nominee is needed, determine the specific skills and experience desired in a new director; and (vi) in such case, identify potential nominees who have such skills and experience, determine whether the potential nominees are shareholders of the Company, investigate the potential nominee’s background, develop personal knowledge about the candidate, develop a consensus of the directors with respect to which potential nominee would be best suited for the position, determine whether the candidate is interested, and vote on the nomination.

In identifying and evaluating potential nominees, the Board shall consider recommendations from officers, directors or employees of the Company and its wholly-owned subsidiary, Bank of the Sierra, as well as persons recommended by shareholders of the Company, and shall evaluate persons recommended by officers, directors or employees in the same manner as those recommended by shareholders in selecting Board nominees.

In considering possible candidates for election as a director, the Board shall be guided by the principle that each director should: (i) be an individual of the highest ethical character and integrity; (ii) have substantial experience which is of particular relevance to the Company; (iii) have the ability and willingness to devote sufficient time to the affairs of the Company; (iv) have a meaningful financial stake in the Company so as to assure that every director’s interests are aligned with those of the shareholders; (v) be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage; (vi) live or work within 25 miles of an existing or proposed office of the Bank; (vii) have an excellent personal and professional reputation in and commitment to one or more communities in which the Company does business; (viii) serve or have served as chief executive officer or in another position of active leadership with a business or professional interest located within the market areas served by the Company and its subsidiaries; (ix) have an inquiring mind, a willingness to ask hard questions, and the ability to work constructively with others; (x) have no conflict of interest that would interfere with his or her performance as a director; and (xi) have the capacity and desire to represent the best interests of the shareholders as a whole and not primarily a specific interest group or constituency.

In considering the desirability of any particular candidate as a potential director, the Board shall also consider the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company. While the Board believes that every director should possess as many as possible of the above attributes, it has not established any specific group of such attributes as “minimum qualifications” for serving as a director.

Consideration of Shareholder Recommendations. In considering any additional requests from outside parties to serve as directors, including parties recommended by shareholders, the Board shall follow the same principles outlined above, and shall request of any potential nominee such information as the Board deems necessary to evaluate that individual’s qualifications to serve as a director of the Company, including a completed Directors’ and Officers’ Questionnaire of the same type completed by the Company’s existing directors and executive officers each year in connection with the preparation of the Company’s proxy materials, in order to enable the Board to properly evaluate such person’s qualifications and to be aware of any information concerning such person which might require disclosure to shareholders pursuant to the SEC rules concerning proxy statements.

A shareholder wishing to submit recommendations for director candidates for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year, and must include the following in the written recommendation: (i) a statement that the writer is a shareholder and is proposing a candidate for consideration; (ii) the name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding the candidate’s qualifications to be director; (v) the number of shares of the Company’s stock owned either beneficially or of record by the candidate and the length of time such shares have been so owned; (vi) the written consent of the candidate to serve as a director if nominated and elected; (vii) information regarding any relationship or understanding between the proposing shareholder and the candidate; (viii) a statement that the proposed candidate has agreed to furnish to the Company all information (including a completed Directors’ and Officers’ Questionnaire as described above) as the Company deems necessary to evaluate such candidate’s qualifications to serve as a director; and (ix) as to the shareholder giving the notice (a) the name and address of the shareholder and (b) the number of shares of the Company’s stock which are owned beneficially or of record by the shareholder.

Nominations by Shareholders. The procedures for nominating directors (as opposed to making recommendations to the Board), other than by the Board of Directors itself, are set forth in the Company’s Bylaws and in the Notice of Annual Meeting of Shareholders.

Shareholder Communications with Board of Directors. Shareholders may communicate with the Board of Directors or any individual director by mailing a communication to the Company’s principal executive offices addressed to the Board of Directors or the individual director. All of such communications, except those clearly of a marketing nature, will be forwarded directly to the appropriate individual director or presented to the full Board of Directors at the next regularly scheduled Board of Directors’ meeting.

Director Attendance at Annual Meetings of Shareholders. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s annual meeting of shareholders. All nine (9) directors attended the Company’s Annual Meeting of Shareholders in 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2004 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to 2004 by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for except for Mr. Fields, who inadvertently failed to file one timely report with respect to one transaction; Mr. Glenn, who inadvertently failed to file two timely reports with respect to three transactions; Mr. Goodwin, who inadvertently failed to file two timely reports with respect to two transactions; Mr. Smith, who inadvertently failed to file one timely report with respect to one transaction; and Mr. Tienken, who inadvertently failed to file two timely reports with respect to three transactions.

Executive Compensation

The following table sets forth certain summary compensation information with respect to the Chief Executive Officer and the only other executive officers of the Company as of December 31, 2004 whose total salary and bonus for the fiscal year ended December 31, 2004, exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Stock Options Granted (Number of Shares)	All Other Compensation
		Salary[11]	Bonus	Other[12]
James C. Holly President and Chief Executive Officer	2004 2003 2002	$250,000 194,000 184,000	$194,000 184,000 175,000	$22,550 19,900 18,700	0 0 0	$236,907[13] 197,701[13] 54,784[13]

Kenneth E. Goodwin Executive Vice President and Chief Operating Officer	2004 2003 2002	168,000 160,000 152,000	100,000 60,800 58,000	0 0 0	0 0 0	103,288[14] 86,534[14] 27,296[14]

Kenneth R. Taylor Senior Vice President and Chief Financial Officer	2004 2003 2002	144,900 138,000 131,000	70,000 39,300 37,500	0 0 0	0 0 0	15,604[15] 13,411[15] 7,663[15]

Charlie C. Glenn Executive Vice President and Chief Credit Officer[16]	2004 2003 2002	144,900 138,000 131,000	70,000 39,300 37,500	0 0 0	0 0 0	41,148[17] 44,312[17] 16,166[17]

11 Salary figures represent base salaries at December 31 of the applicable year, which are equal to or greater than actual salary amounts paid during the year. Salary figures include amounts deferred pursuant to the Company's 401(k) Plan or 401 Plus Plan. The 401(k) Plan permits all participants to contribute a portion of their annual compensation on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. To ensure that the 401(k) Plan maintains its qualified status, however, highly compensated employees are limited to approximately 6% of their annual compensation on a pre-tax basis (also subject to statutory maximum). Highly compensated employees are also allowed to defer up to 100% of annual compensation pursuant to a non-qualified 401 Plus Plan. Employer contributions (which are made only pursuant to the 401(k) Plan) are made in varying amounts at the discretion of the Board of Directors, and become vested over a period of five (5) years at the rate of 20% per year.

12 Consists entirely of director’s fees.

13 Includes $228,297, $189,301 and $45,186 accrued or paid by the Company in 2004, 2003 and 2002, respectively, in connection with Mr. Holly’s salary continuation agreement (see “ – Salary Continuation Agreements" herein); employer contributions to Mr. Holly's account pursuant to the 401(k) Plan in the amounts of $8,610, $8,400 and $9,000 for 2004, 2003 and 2002, respectively; and term life insurance premium in the amount of $598 in 2002.

14 Includes $94,190, $77,646 and $18,558 accrued or paid by the Company in 2004, 2003 and 2002, respectively, in connection with Mr. Goodwin’s salary continuation agreement (see “ – Salary Continuation Agreements" herein); employer contributions to Mr. Goodwin's account pursuant to the 401(k) Plan in the amounts of $8,610, $8,400 and $8,250 for 2004, 2003 and 2002, respectively; and term life insurance premiums in the amount of $488 per year.

15 Consists of $8,245, $6,615 and $1,564 accrued or paid by the Company in connection with Mr. Taylor’s salary continuation agreement in 2004, 2003 and 2002, respectively (see “ – Salary Continuation Agreements" herein); and employer contributions to Mr. Taylor’s account pursuant to the 401(k) Plan in the amount of $7,359, $6,796 and $6,099 in 2004, 2003 and 2002, respectively.

16 Mr. Glenn retired on December 31, 2004.

17 Consists of $32,538, $37,595 and $9,007 accrued or paid by the Company in 2004, 2003 and 2002, respectively in connection with Mr. Glenn’s salary continuation agreement (see “ – Salary Continuation Agreements" herein); and employer contributions to Mr. Glenn’s account pursuant to the 401(k) Plan in the amount of $8,610, $6,717 and $7,159 in 2004, 2003 and 2002, respectively.

Salary Continuation Agreements

The Company entered into a salary continuation agreement and a related split dollar agreement in October 2002 with James Holly, to provide him with (i) supplemental income upon retirement, (ii) an additional incentive to remain with the Company in order to receive his full retirement benefits; and (iii) a compensation package which is competitive in the marketplace. Pursuant to his salary continuation agreement, Mr. Holly will receive $100,000 per year for fifteen (15) years upon retirement or at age 66 (whichever is later), subject to certain conditions. In order to receive his full retirement benefits, Mr. Holly must remain continuously employed by the Company until he retires, except that (i) in the event of death prior to retirement while still employed by the Bank, Mr. Holly’s beneficiary shall receive a lump sum death benefit pursuant to the split dollar agreement in the amount of approximately $978,000; and (ii) in the event a person or company acquires more than 50% of the Company’s stock (subject to certain exceptions), he will be fully vested in the event his employment is subsequently terminated for any reason including voluntary termination. All benefits would cease in the event of termination for cause, and if Mr. Holly’s employment were to end due to disability, voluntary termination or termination without cause, he would be entitled to a lump sum payment in an amount based on the accrual to date at the time of termination. The accrued or vested amounts will be approximately 71% of the full benefit amounts as of September 2005, and such benefits will be fully vested and accrued in September 2006. In addition, in accordance with the split dollar agreement, in the event of death after retirement, Mr. Holly’s beneficiary shall receive the full lump sum death benefit in addition to all retirement benefits paid at the time of death, which retirement benefits shall cease at that time.

The Company also entered into a salary continuation agreement and a split dollar agreement with Kenneth Goodwin in October 2002 containing the same material terms as Mr. Holly’s agreements, except that the amount of his annual benefits will be $75,000; the amount of the lump sum death benefit will be approximately $658,000; and the accrued amounts to be paid in the event of disability, voluntary termination or termination without cause will be approximately 39%, 56%, and 75% of the full benefit amounts as of September 2005 through 2007, respectively. Such benefits will be fully vested and accrued in October 2008.

The Company also entered into a salary continuation agreement and a split dollar agreement with Kenneth Taylor in October 2002 containing the same material terms as Mr. Holly’s agreements, except that the amount of his annual benefits will be $75,000, his retirement age will be 65, no benefits will be paid in the event of voluntary termination, and the amount of the lump sum death benefit will be approximately $658,000. The amount of the lump sum benefits to be paid in the event of disability or termination without cause would be equal to the accrued amount at the time of termination, and by way of example, would be approximately 3% in September 2005, 12% in September 2010, 29% in September 2015, and 60% in September 2020. Mr. Taylor’s benefits will be fully vested and accrued in August 2024.

The Company also entered into a salary continuation agreement and a split dollar agreement with Charlie Glenn in October 2002 containing the same material terms as Mr. Holly’s agreements, except that the amount of his annual benefits is $12,000; they will be paid for a period of nine (9) rather than fifteen (15) years; and the amount of the lump sum death benefit will be approximately $77,000. Mr. Glenn reached his retirement age in September 2004 and retired at the end of December 2004, so began to receive his benefits in January 2005.

The Company is funding its obligations under the above agreements with the earnings on single premium life insurance policies purchased by the Company in 2002 which policies name the Company as beneficiary. The cost of making payments under these agreements is accrued for annually by the Company in amounts such that all future payments to be made will have been fully accrued for by the retirement dates. The amounts accrued by the Company in 2002 through 2004 to fund these agreements for the Named Executive Officers are set forth in the Summary Compensation Table above (see “ – Executive Compensation” above). However, these amounts were offset by tax advantaged income the Company earned on the insurance policies during each of those years.

Stock Options

The Company’s Stock Option Plan (the “Plan”), intended to advance the interests of the Company and the Bank by encouraging stock ownership on the part of key employees, was adopted by the written consent of the Bank’s shareholders effective July 21, 1998, and assumed by the Company in connection with the holding company reorganization in August 2001. The Plan provides for the issuance of both “incentive” and “non-qualified” stock options to full-time salaried officers and employees, and of “non-qualified” stock options to non-employee directors. All options are granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.18 Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a “Terminating Event,” i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company’s assets, or a change in ownership of at least 25% of the Company’s stock (subject to certain exceptions), all outstanding options under the Plan shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. As of December 31, 2004, the Company had options outstanding to purchase a total of 1,381,322 shares of its Common Stock under the Plan, with an average exercise price of $8.62 per share with respect to all such options. As of that same date, the fair market value of the Company’s Common Stock was $22.86 per share.

No stock options were granted to the Named Executive Officers during 2004. The following information is furnished with respect to stock options exercised by the Named Executive Officers during 2004 and held by the Named Executive Officers at December 31, 2004:

Name	Stock Options Exercised in 2004		Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004[19]
	Shares Exercised	Value Realized[20]	Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Holly	0	n/a	100,000	0	$1,514,500	n/a
Kenneth E. Goodwin	60,000	$527,290	0	0	n/a	n/a
Kenneth R. Taylor	0	n/a	11,000	10,000	180,730	$164,300
Charlie C. Glenn	35,000	295,340	0	0	n/a	n/a

Compensation of Directors

The directors are not paid any directors’ fees by the Company, but they receive directors’ fees from the Bank for services they provide as directors of the Bank. Non-employee directors of the Bank received $600 per meeting for their attendance at Board meetings in 2004 and $400 per meeting for committee meetings attended. The President received $600 per meeting for attendance at Board of Directors meetings, but did not receive any fees for attending committee meetings. In addition, all directors received an annual retainer of $12,800. Effective January 1, 2005, fees for each Board meeting attended increased to $900, the Chairman of the Audit Committee began receiving $600 per meeting, and the annual retainer increased to $13,500.

None of the non-employee directors were granted any stock options during 2004. During 2004, directors Berra, Fields, Jurkovich, Smith, Tienken and Woods exercised stock options covering 15,000, 75,000, 10,500, 39,966, 17,000 and 30,000 shares of common stock, respectively, realizing values20 of $127,600, $651,500, $137,340, $437,230, $222,780 and $380,000, respectively, upon exercise. As of December 31, 2004, the non-employee directors held fully vested options covering the following numbers of shares with the following values:19 director Berra: 85,000 shares with a value of $1,293,750; director Childress: 95,000 shares with a value of $1,432,350; director Fields: 25,000 shares with a value of $346,500; director Jurkovich: 89,500 shares with a value

18 Exercise price per share is equivalent to market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Company's Common Stock known to the Company and opening and closing prices quoted on the Nasdaq National Market concerning the Company's Common Stock.

19 Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at December 31, 2004.

20 Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

of $1,341,985; director Smith: 30,034 shares with a value of $416,271; director Tharp: 100,000 shares with a value of $1,514,500; director Tienken: 79,000 shares with a value of $1,169,470; and director Woods: 60,000 shares with a value of $857,300. The expiration dates on the above options range from 2008 through 2011. As of December 31, 2004, the fair market value of the Company’s Common Stock was $22.86 per share. Information concerning stock options held by Mr. Holly, who is also a Named Executive Officer, is set forth above under “ – Stock Options.”

On October 1, 2002, the Company instituted a Directors Retirement Plan. Participants include all non-employee directors. Under the plan, each non-employee director has entered into a director retirement agreement with the Company providing specified benefits as described below. The Company is funding its obligations under the director retirement agreements with the earnings on certain insurance policies purchased by the Company.

The retirement benefit consists of $25,000 per year for 10 years, commencing at retirement. All directors will be eligible for retirement after 5 years from the date their agreements or at age 70, whichever comes later. In the case of death either before or after a director becomes eligible to retire, the benefit paid to designated beneficiaries will be a lump sum equal to the present value of any remaining unpaid annual benefits discounted at 8%. Assuming that no annual retirement payments have been made, the death benefit will be approximately $173,000. Death benefits are in the form of split-dollar life insurance proceeds for directors who were under the age of 76 at the commencement of the plan, but will consist of cash payments directly from the Company for all other directors.

In case of disability, the Company will continue to accrue until the later of the 5-year vesting period or age 70, at which time the director will receive the full accrued amount (equal to the present value of $25,000 per year for 10 years, discounted at 8%). Immediate vesting will occur in the event of a “change in control,” and annual retirement payments will commence immediately.

The cost of making payments under the director retirement agreements is accrued for annually by the Company in amounts such that all future payments to be made will have been fully accrued for by the retirement dates. The aggregate amount accrued on behalf of the non-employee directors in 2004 was $245,000. However, this was offset by tax advantaged income the Company earned on insurance policies during the year.

Performance Graph21

The following graph compares the yearly percentage change in the cumulative total shareholders’ return on the Company’s stock with the cumulative total return of (i) the Nasdaq market index; (ii) all banks and bank holding companies listed on Nasdaq; and (iii) an index comprised of banks and bank holding companies located throughout the United States with total assets of between $500 million and $1 billion. The latter two indexes were compiled by SNL Financial of Charlottesville, Virginia. The Company reasonably believes that the members of the third group listed above constitute peer issuers for the period from December 31, 1999 through December 31, 2004. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

21 Inasmuch as the Company did not acquire the outstanding shares of the Bank until August 2001, the information contained in the Performance Graph for part of 2001 and for prior years is for the Bank's stock. As of the effective date of the holding company reorganization (August 10, 2001), each outstanding share of common stock of the Bank was converted into one outstanding share of common stock of the Company.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Sierra Bancorp	100.00	77.37	80.04	118.64	189.06	281.66
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500M-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07
SNL Bank Index	100.00	118.10	119.29	109.38	147.55	165.34

* Source: SNL Financial, Charlottsville, Virginia.

Board of Directors’ Compensation Committee Report

The Human Resources Committee of the Board is responsible for overseeing the various compensation programs of the Company. It approves compensation objectives and policy for all employees and sets compensation levels for the Company’s Executive Officers. The Human Resources Committee is currently composed of five directors, namely, directors Berra (Chairman), Childress, Fields, Smith and Woods. In accordance with the requirements of Nasdaq, all of the members of the Compensation Committee are “independent” under the Nasdaq rules.

The objectives of the Committee are three-fold; (i) to ensure that compensation and benefits are at levels that enable the Company to attract and retain the high quality employees it needs; (ii) to align the interests of the Company’s officers with those of its shareholders through at-risk compensation programs; and (iii) to provide rewards that are closely linked to Company team and individual performance goals that are measured in terms of profitability, loan and deposit growth, and asset quality.

Executive officer base salaries are evaluated annually by the Human Resources Committee and are adjusted pursuant to such evaluation when appropriate. Executive Officer bonuses are awarded annually and are determined with reference to Company-wide and individual performance. Base salaries are determined on a wide range of measures which require comparisons with salaries and compensation programs at banks or bank holding companies comparable in terms of asset size, capitalization and performance. In order to evaluate the Company’s competitive position in the industry, the Human Resources Committee reviews and analyzes the compensation packages, including base salary levels offered by community banks, specifically reviewing the annual surveys published by the California Department of Financial Institutions, the California Bankers Association and SNL Financial. The Company’s practice, however, is not to provide employment contracts to any executive officers as all employees of the Company are employed at will.

Salaries are fixed for the year for Executive Officers; however, bonuses are dependent on the achievement by the Company of annual profitability goals and specific performance goals. In 2004 the Board adopted a new three-year incentive plan for the Company’s officers. The President is specifically excluded from this plan to enable him to objectively administer the plan; his bonus is determined by a separate arrangement related solely to Company profitability and base salary. All other officers become eligible for incentive bonuses upon the attainment of individual performance factors and corporate profitability goals related to net income. The earnings targets and corporate performance goals are based on confidential information and are competitively sensitive to the Company as they are derived from the Company’s internal projections and business plan. The distribution of bonuses is based on the level of eligible participants within the corporate structure, with the Executive Officers receiving up to 35% or 45% of their base salary as of the end of the previous year and other officers receiving lesser percentages. The amounts paid to the Named Executive Officers pursuant to these incentive plans are listed in the Summary Compensation Table above (see “ – Executive Compensation”).

In order to (i) provide an additional incentive for the Company’s officers and employees to contribute to the Company’s success, (ii) encourage their increased stock ownership in the Company, and (iii) enable the Company to be competitive in the industry with respect to compensation packages, the Board of Directors adopted a Stock Option Plan (the “Option Plan”) in 1998. No options were granted to the Named Executive Officers in 2004. Details concerning the Option Plan and options exercised during 2004 and held at December 31, 2004 by the Named Executive Officers are set forth above under “ – Stock Options.”

The Company also implemented a salary continuation plan and entered into salary continuation agreements in 2002 with select officers to provide them with (i) supplemental income upon retirement, (ii) an additional incentive to remain with the Company in order to receive their full retirement benefits, and (iii) a compensation package which is competitive in the marketplace. The terms and conditions of the salary continuation agreements for the Named Executive Officers are described above under “ – Salary Continuation Agreements.”

Human Resources Committee
Albert L. Berra, Chairman

Gregory A. Childress	Howard H. Smith
Robert L. Fields	Gordon T. Woods

Compensation Committee Interlocks

The Human Resources Committee, which serves the functions of a compensation committee, is composed of five of the Company’s independent, non-employee directors. Prior to March 2004, that committee also included Mr. Holly, President and Chief Executive Officer, who did not vote with respect to his own compensation. In March 2004 the composition of the Compensation Committee was changed to eliminate Mr. Holly as a member in accordance with the recently enacted Nasdaq corporate governance rules.

Certain Transactions

Certain of the executive officers, directors and principal shareholders of the Company and the companies with which they are associated have been customers of, and have had banking transactions with, Bank of the Sierra (the “Bank”) in the ordinary course of the Bank’s business since January 1, 2004, and the Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of Management, did not involve more than the normal risk of repayment or present any other unfavorable features.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as independent public accountants for the Company for the fiscal year ending December 31, 2005. Vavrinek audited the Company’s financial statements for the year ended December 31, 2004, and replaced Perry Smith, LLP (“Perry-Smith”) as the Company’s independent accountants in March 2004. (See “ – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” below.) Representatives of Vavrinek are expected to be present at the annual meeting and to be available to respond to appropriate questions. All professional services rendered by Vavrinek concerning the fiscal year ended December 31, 2004 were furnished at customary rates and terms.

Fees

The aggregate fees billed by Vavrinek, which was the Company’s principal accounting firm for the fiscal years ended December 31, 2004, and by Perry-Smith, which was the Company’s principal accounting firm for the fiscal year ended December 31, 2003, were as follows:

	2004	2003
Audit fees	$97,995	$104,645
Audit related fees[22]	245,000	10,050
Tax fees[23]	23,000	21,350
All other fees[24]	0	3,500

Total	$365,995	$139,545

None of the fees paid to the Company’s independent auditors during 2004 and 2003 were paid under the de minimis safe harbor exception from pre-approval requirements. The Audit Committee concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Vavrinek and Perry-Smith.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

At a meeting on March 29, 2004, the Audit Committee dismissed Perry-Smith as the Company’s principal independent accountants. At the same meeting, the Audit Committee selected the accounting firm of Vavrinek, Trine, Day & Co., LLP as the independent accountants for the Company’s 2004 fiscal year.

Perry-Smith audited the Company’s consolidated financial statements for the years ended December 31, 2003 and 2002. Perry-Smith’s report on the Company’s financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

22 For 2004, consisted of the audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. For 2003, consisted of audits of the Company’s employee benefit plans, technical accounting, consulting and research.

23 Tax services included preparation of tax returns and tax payment planning services, as well as fees related to other tax advice, tax consulting and planning other than for tax compliance preparation.

24 “All Other Fees” consisted of miscellaneous consulting services.

During the subsequent interim period from January 1, 2004 through March 29, 2004, and for the fiscal years ended December 31, 2003 and 2002, there were no disagreements between Perry-Smith and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Perry-Smith, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company requested that Perry-Smith review the disclosure in the Report on Form 8-K filed with respect to the change in accountants (which disclosure was substantially identical to the disclosure contained herein), and Perry-Smith was given the opportunity to furnish the Company with a copy of its letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Such letter was filed as an exhibit to the Form 8-K.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2006 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 29, 2005 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

The persons named as proxies for the 2006 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company’s proxy materials for the meeting, unless the Company receives notice of the proposal by March 14, 2006. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the Proxy Holders to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

DATED: April 27, 2005	SIERRA BANCORP

James C. Holly President and Chief Executive Officer

A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K (AS AMENDED) INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS INCLUDED AS PART OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS WHICH IS BEING SENT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO KENNETH R. TAYLOR, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 86 NORTH MAIN STREET, PORTERVILLE, CALIFORNIA 93257.

REVOCABLE PROXY

SIERRA BANCORP

ANNUAL MEETING OF SHAREHOLDERS – May 25, 2005

The undersigned shareholder(s) of Sierra Bancorp (the “Company”) hereby nominates, constitutes and appoints James C. Holly, Morris A. Tharp, and Robert H. Tienken, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 25, 2005 at 7:30 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Election of Directors. Authority to elect the following four (4) individuals to serve as Class II directors until the 2007 annual meeting of shareholders and until their successors are elected and qualified: Albert L. Berra, Vincent L. Jurkovich, Robert H. Tienken and Gordon T. Woods.

☐	AUTHORITY GIVEN	☐	AUTHORITY WITHHELD
	To vote for all nominees (except as indicated to the contrary below).		To vote for all nominees.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),

PLEASE STRIKE THE INDIVIDUAL’S OR INDIVIDUALS’ NAME(S) FROM THE LIST ABOVE.)

2.	To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 1. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “AUTHORITY GIVEN” FOR PROPOSAL 1.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW.

(Number of Shares)

(Please Print Name)

(Please Print Name)

Dated:

(Signature of Shareholder)

(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do _____ do not _____ expect to attend the Meeting.

Number of persons:_____________________